                              ANGUS DUNCAN RICHARDS
                                  ("Inventor")


                                     - and -


                            XENOTECH RESEARCH PTY LTD
                                 CAN 060 154 912
                                   ("Company")


                    -----------------------------------------

                         2D TO 3D/DDC LICENCE AGREEMENT
                   ------------------------------------------













                                Solomon Brothers
                                   Solicitors
                                    Level 40
                                 Exchange Plaza
                                 2 The Esplanade
                                  PERTH WA 6000

                                  Tel: 221 5888
                                  Fax: 221 5955
                                    Ref: PFF


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         THIS DEED is made the __________ day of __________, 1995.

                                     BETWEEN

         ANGUS DUNCAN RICHARDS of Unit 2, 5 Richardson Street, South Perth, in the State of Western Australian (hereinafter called the "Inventor")

                                     - and -

         XENOTECH RESEARCH PTY LTD CAN 060 154 912 OF Suite 1, 41 Walters Drive, Osborne Park in the said State (hereinafter called the "Company")

                                     WHEREAS

A. The Inventor represents and warrants to have invented a process, for reprocessing film and videotape stock originally produced to recreate images in 2 dimensions so that it recreates images in 3 dimensions, more particularly described in the Listing Application by Xenotech Inc. to the Alberta Stock Exchange in September 1994 ("the Listing Application") in the Feasibility Study Report to Xenotech Australia Pty Ltd ("XA") by Systems Intellect in July 1994 ("the Feasibility Report") and in the Business Plan of XA ("the 2D to 3D Process") and has invented a process by which material subjected to the 2D to 3D Process can be transmitted using a technique known as Dynamic Depth Cueing more particularly described in the Listing Application the Feasibility Report, the Business Plan of XA and in the Report by the Company to XA headed "Project Options and Strategies" ("the DDC Process") (together "the Processes").

B. The Company is desirous of acquiring the exclusive world rights to commercially use, the Intellectual Property Rights with respect to the Processes by means of research, development, manufacturing, and marketing of products, processes and systems and by granting sub-licences to commercially use the Processes by the said means.

NOW IT IS HEREBY AGREED as follows:

1.    INTERPRETATION

      In this Deed, the following expressions have the following meanings:

      "this Deed" means the agreement entered into between the Parties and evidenced by this document;

      "Beneficial Rights" means exclusive worldwide rights to put to commercial use by any means whatsoever including to research, licence, develop, manufacture and market the Processes and products, processes an systems based on or derived from the Processes and "Beneficial Owner" has a corresponding meaning;

      "Commencement Date" means the above date of this Deed;

      "Intellectual Property Rights" means all legal and equitable rights, benefits or entitlements with respect to intellectual property in the nature of copyright, know-how, confidential information, concepts, expertise, proposals for commercialisation, patents, patent applications, patentable concepts, designs and trademarks in relation to the Processes ("the Intellectual Property") that are held by the Inventor;

      "Company" includes the Company's successors in title and permitted assigns;

      "Company's Covenants" means all or any of the covenants contained in this Deed on the part of the Company to be observed or performed;

      "Deed of Assignment" means the deed of assignment of the Intellectual Property Rights called 2D to 3D/DDC Deed of Assignment executed by the parties contemporaneously with this Deed;

      "Deed of Compromise and Release" means the deed of compromises executed by the Company, its Related Corporations and the Inventor contemporaneously with this Deed;

      "Inventor" includes the Inventor's successors in title and permitted assigns:

      "Inventor's Covenants" means all or any of the covenants contained in this Deed on the part of the Inventor to be observed or performed;

      "Parties" means the parties to this Deed and their respective successors and permitted assigns which become bound by the terms of this Deed and "Party" has a corresponding meaning;

      "the Term" means the period from the date of this Deed until the proviso in clause 2 of the Deed of Assignment is satisfied or in the event it is not satisfied, until the Company is placed into liquidation.

      "the Territory" means each State and territory of Australia and every other territory and country of the world.

      "Xenotech" means the Company, XA and Xenotech Inc. together.

2.    GRANT OF LICENCE

      In consideration of the execution by the Company of the Deed of Compromise the Inventor hereby grants to the Company an exclusive licence for the Territory for the Term to exercise the Beneficial Rights and commercially utilise the Intellectual Property Rights.

3.    INVENTOR'S WARRANTIES

      3.1 The Inventor warrants that to the best of his knowledge he is the sole Inventor and owner of all and any Intellectual Property Rights with respect to the Processes.

      3.2 The Inventor warrants that he has not entered into any agreement with any party other than the Company in relation to the Intellectual Property or the Processes.

4.    INVENTOR'S COVENANTS

      4.1   The Inventor covenants and agrees as follows:

            (a) that for so long as this Deed remains in force, the Inventor shall not enter into any other agreement whatsoever with any other person in respect to the Intellectual Property or the Processes;

            (b) to disclose in writing to the Company, within 7 days of the execution of this Deed, all of the Intellectual Property of which the Inventor currently has knowledge including all know-how, information, specifications and data in his possession or control with respect to the Processes;

            (c) to allow the Company to make application in its own name for patent protection with respect to any patentable concept comprised in the Intellectual Property.

5. The Company may not dispose of any right, title or interest in the Beneficial Rights and the Intellectual Property Rights to any natural person for other than arms length consideration and in relation to a corporation related to the Company by virtue of section 50 of the Corporations Law or to any other entity in which Xenotech holds a relevant interest may not dispose of any such right, title or interest unless that corporation or other entity shall have first entered into a deed binding it to perform the obligations with respect to the Processes owed to the Inventor pursuant to the consultancy agreement between Xenotech and the Inventor executed contemporaneously with this deed.

6.    NOTICES

      6.1 Notices under this Deed may be delivered by hand, by mail, or facsimile to the Registered office of the party being notified.

      6.2   Notice shall be deemed given:

            (a) in the case of hand delivery, upon written acknowledgment of receipt by an officer or other duly authorised employee, agent or representative of the receiving party;

            (b)   in the case of posting, three days after dispatch;

            (c)   in the case of facsimile, upon completion of transmission.

7.    GOVERNING LAW

      7.1 This Deed shall be governed by and construed in all respects in accordance with the laws of Western Australia.

8.    TERMINATION

      8.1 In the event that neither proviso in clause 2 of the Deed of Assignment is satisfied, upon expiry of the Term the Company shall as soon as is practicable and in any event within 5 days deliver to the Inventor all books, papers, audio, video and computer tapes, computer discs and other documents of whatever sort in the possession or control of the Company relating to the Processes including all documents relating to any improvements or enhancements to the Processes.

      8.2 Upon clause 7.1 taking effect to require delivery up of material no information in relation to the Processes in the possession of the Company shall be disclosed by the Company, its officers or agents to any third parties without the prior consent of the Inventor.

      8.3 Upon and from termination of the Term, the Company shall cease to have any claim to the Processes other than pursuant to the Deed of Assignment.

EXECUTED AS A DEED

SIGNED BY the said                                   )
ANGUS DUNCAN RICHARDS                                )
in the presence of:                                  )


Witness:

Address:

Occupation:


THE COMMON SEAL of                                   )
XENOTECH RESEARCH PTY LTD                            )
CAN 060 154 912 was hereunto affixed                 )
by authority of the Directors in the                 )
presence of:                                         )

Director:

Director/Secretary:

      "Intellectual Property Rights" means all legal and equitable rights, benefits or entitlements with respect to intellectual property in the nature of copyright, know-how, confidential information, concepts, expertise, proposals for commercialisation, patents, patent applications, patentable concepts, designs and trademarks in relation to the Processes ("the Intellectual Property") that are held by the Inventor;

      "Company" includes the Company's successors in title and permitted assigns;

      "Company's Covenants" means all or any of the covenants contained in this Deed on the part of the Company to be observed or performed;

      "Deed of Assignment" means the deed of assignment of the Intellectual Property Rights called 2D to 3D/DDC Deed of Assignment executed by the parties contemporaneously with this Deed;

      "Deed of Compromise and Release" means the deed of compromises executed by the Company, its Related Corporations and the Inventor contemporaneously with this Deed;

      "Inventor" includes the Inventor's successors in title and permitted assigns:

      "Inventor's Covenants" means all or any of the covenants contained in this Deed on the part of the Inventor to be observed or performed;

      "Parties" means the parties to this Deed and their respective successors and permitted assigns which become bound by the terms of this Deed and "Party" has a corresponding meaning;

      "the Term" means the period from the date of this Deed until the proviso in clause 2 of the Deed of Assignment is satisfied or in the event it is not satisfied, until the Company is placed into liquidation.

      "the Territory" means each State and territory of Australia and every other territory and country of the world.

      "Xenotech" means the Company, XA and Xenotech Inc. together.

2.    GRANT OF LICENCE

      In consideration of the execution by the Company of the Deed of Compromise the Inventor hereby grants to the Company an exclusive licence for the Territory for the Term to exercise the Beneficial Rights and commercially utilise the Intellectual Property Rights.

3.    INVENTOR'S WARRANTIES

      3.1 The Inventor warrants that to the best of his knowledge he is the sole Inventor and owner of all and any Intellectual Property Rights with respect to the Processes.

      3.2 The Inventor warrants that he has not entered into any agreement with any party other than the Company in relation to the Intellectual Property or the Processes.

4.    INVENTOR'S COVENANTS

      4.1   The Inventor covenants and agrees as follows:

            (a) that for so long as this Deed remains in force, the Inventor shall not enter into any other agreement whatsoever with any other person in respect to the Intellectual Property or the Processes;

            (b) to disclose in writing to the Company, within 7 days of the execution of this Deed, all of the Intellectual Property of which the Inventor currently has knowledge including all know-how, information, specifications and data in his possession or control with respect to the Processes;

            (c) to allow the Company to make application in its own name for patent protection with respect to any patentable concept comprised in the Intellectual Property.

5. The Company may not dispose of any right, title or interest in the Beneficial Rights and the Intellectual Property Rights to any natural person for other than arms length consideration and in relation to a corporation related to the Company by virtue of section 50 of the Corporations Law or to any other entity in which Xenotech holds a relevant interest may not dispose of any such right, title or interest unless that corporation or other entity shall have first entered into a deed binding it to perform the obligations with respect to the Processes owed to the Inventor pursuant to the consultancy agreement between Xenotech and the Inventor executed contemporaneously with this deed.

6.    NOTICES

      6.1 Notices under this Deed may be delivered by hand, by mail, or facsimile to the Registered office of the party being notified.

      6.2   Notice shall be deemed given:

            (a) in the case of hand delivery, upon written acknowledgment of receipt by an officer or other duly authorised employee, agent or representative of the receiving party;

            (b)   in the case of posting, three days after dispatch;

            (c)   in the case of facsimile, upon completion of transmission.

7.    GOVERNING LAW

      7.1 This Deed shall be governed by and construed in all respects in accordance with the laws of Western Australia.

8.    TERMINATION

      8.1 In the event that neither proviso in clause 2 of the Deed of Assignment is satisfied, upon expiry of the Term the Company shall as soon as is practicable and in any event within 5 days deliver to the Inventor all books, papers, audio, video and computer tapes, computer discs and other documents of whatever sort in the possession or control of the Company relating to the Processes including all documents relating to any improvements or enhancements to the Processes.

      8.2 Upon clause 7.1 taking effect to require delivery up of material no information in relation to the Processes in the possession of the Company shall be disclosed by the Company, its officers or agents to any third parties without the prior consent of the Inventor.

      8.3 Upon and from termination of the Term, the Company shall cease to have any claim to the Processes other than pursuant to the Deed of Assignment.

EXECUTED AS A DEED

SIGNED BY the said                                   )
ANGUS DUNCAN RICHARDS                                )
in the presence of:                                  )


Witness:

Address:

Occupation:


THE COMMON SEAL of                                   )
XENOTECH RESEARCH PTY LTD                            )
CAN 060 154 912 was hereunto affixed                 )
by authority of the Directors in the                 )
presence of:                                         )

Director:

Director/Secretary: